Exhibit 99.1

F & M Bank Corp.---News

ANNOUNCES DIVIDEND

TIMBERVILLE, VA—April 20, 2016—F & M Bank Corp. (OTCQX: FMBM), parent company of Farmers & Merchants Bank, announces its recently declared first quarter dividend.

Dean Withers, President and CEO, commented “On April 19, 2016, our Board of Directors declared a first quarter dividend of $0.19 per share. Based on our most recent trade price of $24.00 per share, this dividend constitutes a 3.17% yield on an annualized basis. The dividend will be paid on May 17, 2016, to shareholders of record as of May 3, 2016.” Highlights of the company’s financial performance are included below.

F & M Bank Corp. is an independent, locally-owned, community bank holding company, offering a full range of financial services, through its subsidiary, Farmers & Merchants Bank’s eleven banking offices in Rockingham, Shenandoah, Page and Augusta Counties, Virginia. The Bank also provides additional services through two loan production offices located in Penn Laird, VA and Fishersville, VA and through its subsidiary, VBS Mortgage located in Harrisonburg, VA.  Additional information may be found by contacting us on the internet at www.fmbankva.com or by calling (540) 896-8941.

SOURCE: F & M Bank Corp.
CONTACT: Neil Hayslett, EVP/Chief Administrative Officer
540-896-8941 or NHayslett@FMBankVA.com